UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 1, 2011

Brush Engineered Materials Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-15885	34-1919973
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6070 Parkland Blvd., Mayfield Hts., Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-486-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2011, the Compensation Committee of the Board of Directors of Brush Engineered Materials Inc. approved new form award agreements for stock-settled restricted stock units, cash-settled restricted stock units and stock appreciation rights. Among other changes from prior award agreements, the new form award agreements include a "double trigger" that requires both a change in control and a subsequent termination of employment to occur for accelerated vesting of awards in connection with a change in control and increases the beneficial ownership trigger required for a change in control from 20% to 30%.

The forms of stock-settled restricted stock unit award agreement, cash-settled restricted stock unit award agreement and stock appreciation rights award agreement are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein.

Item 9.01 Financial Statements and Exhibits.

10.1 Form of 2011 Restricted Stock Unit Agreement (Stock-settled)
10.2 Form of 2011 Restricted Stock Unit Agreement (Cash-settled)
10.3 Form of 2011 Stock Appreciation Rights Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brush Engineered Materials Inc.

March 3, 2011	By:	Michael C. Hasychak

Name: Michael C. Hasychak
Title: Vice President, Secretary and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Form of 2011 Restricted Stock Unit Agreement (Stock-settled)
10.2	Form of 2011 Restricted Stock Unit Agreement (Cash-settled)
10.3	Form of 2011 Stock Appreciation Rights Agreement